Exhibit 21.1

STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

Steinway Musical Instruments, Inc., a Delaware corporation

Steinway Asia, LLC, a Delaware limited liability corporation

Conn-Selmer, Inc., a Delaware corporation

Noblet, LLC, a Wisconsin limited liability corporation

Normandie, LLC, a Wisconsin limited liability corporation

G. Leblanc SNC, a partnership organized under the laws of France

Vincent Bach International, a corporation organized under the laws of the United Kingdom

Steinway & Sons, a New York corporation

Steinway Piano (Shanghai) Co., Ltd., a corporation organized under the laws of China

Steinway, Inc., a Delaware corporation

The O.S. Kelly Company, an Ohio corporation

Boston Piano GmbH, a corporation organized under the laws of Germany

Kluge Klaviaturen GmbH, a corporation organized under the laws of Germany

Kluge Klawiatury, Sp.z.o.o. Wilkow, Poland, a limited liability company organized under the laws of Poland

Steinway Haus Munchen GmbH, a corporation organized under the laws of Germany

Steinway & Sons Japan, Ltd., a corporation organized under the laws of Japan